Exhibit 5

Esquire Consulting, Inc.
600 S. Spring Street #1312
Los Angeles, CA 90014
Tel:  (213) 489-4515
Fax: (440) 848-6345

February 9, 2011

Board of Directors
Sur Ventures, Inc.
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660

Re:           Registration Statement on Form S-1
  Opinion of Counsel and Consent of Counsel

Ladies and Gentlemen:

We have acted as special counsel for Sur Ventures, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission relating to the registration of 2,000,000 shares of the Company’s $.001 par value common stock to be offered by the Company and 276,500 shares of the Company’s $.001 par value common stock to be offered by the selling shareholders.

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion, we have relied upon representations made by the Company in documents examined by us and representations of the Company’s officers.

Based upon such examinations, under the laws of the State of Nevada, and assuming that the Registration Statement becomes and remains effective, and the prospectus which is part thereof, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all of the periods relevant to this opinion, we are of the opinion that (i) the shares of common stock to be offered by the Company, when issued, subject to payment therefor by the purchasers, will be lawfully and validly issued, fully paid and non-assessable and (ii) the shares of common stock to be offered by the selling shareholders have been and are duly authorized, validly issued, fully paid and non-assessable shares of the common stock of the Company. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-1 filed by the Company and the reference to our firm contained therein under “Legal Matters.”

Sincerely,

Esquire Consulting, Inc.

/s/ Lan Nguyen
Lan Nguyen, Esq.